EXHIBIT 13.3


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 6-K

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                            REPORT OF FOREIGN ISSUER
                      PURSUANT TO RULE 13A-16 OR 15D-16 OF
                       THE SECURITIES EXCHANGE ACT OF 1934


For the Quarterly Payment Date on May 15, 2003


                           CRUSADE MANAGEMENT LIMITED,
              as manager of the Crusade Global Trust No. 1 of 1999
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


             LEVEL 11, 55 MARKET STREET, SYDNEY, NSW 2000, AUSTRALIA
             -------------------------------------------------------
                    (Address of principal executive offices)


     Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

                           Form 20-F  [X]    Form 40-F  []


         Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

                              Yes  [ ]          No  [X]


         If "Yes" is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b): 82-______________________________.

OTHER EVENTS

         On the Quarterly Payment Date falling on May 15, 2003, Perpetual Trustees Consolidated Limited, in its capacity as issuer trustee (the "Issuer Trustee") made a regular quarterly distribution of principal and interest to the holders of the Class A Mortgage-Backed Floating Rate Notes (the "Notes").


FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

         See page 4 for Exhibit Index

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, as Trust Manager for the Crusade Global Trust No. 1 of 1999, by the undersigned, thereunto duly authorized.



                                    Crusade Management Limited,
                                      as Trust Manager for the
                                      Crusade Global Trust No. 1 of 1999,
                                    --------------------------------------------
                                    (Registrant)



Dated: May 29, 23                   By:   /S/ RODNEY CLARK
                                        ----------------------------------------
                                    Name:   Rodney Clark
                                    Title:  Senior Manager

EXHIBIT INDEX

-------   ----------------------------------------------------------------------
EXHIBIT   DESCRIPTION
-------   ----------------------------------------------------------------------
  99.1    The Noteholders Report for the Quarterly Payment Date on May 15, 2003

                                                                   EXHHIBIT 99.1

                               NOTEHOLDERS REPORT


                        CRUSADE GLOBAL TRUST NO.1 OF 1999
                        COUPON PERIOD ENDING 15 MAY 2003

------------------------------------------------------------------------------------------------------------------------------
NOTES
-----                           FV OUTSTANDING                                     COUPON         PRINCIPAL      CHARGE OFFS
                                     (USD)        BOND FACTOR   COUPON RATE    PAYMENTS (USD)   PAYMENTS (USD)      (USD)
                                --------------    -----------   -----------    --------------   --------------   -------------

Class A1 Notes                             0.00     0.000000%     0.00000%              0.00             0.00        0.00
Class A2 Notes                   175,727,268.84    30.883527%     1.67000%        795,776.85    23,743,325.37        0.00
Class A3 Notes                   125,000,000.00   100.000000%     1.76000%        525,555.56             0.00        0.00
------------------------------------------------------------------------------------------------------------------------------

                                                                    30Apr03
POOL SUMMARY                                                          AUD
------------                                                    ----------------
Outstanding Balance - Variable Rate Housing Loans                   390,976,523
Outstanding Balance - Fixed Rate Loans                               81,479,698
Number of Loans                                                           6,296
Weighted Average Current LVR                                              51.84%
Average Loan Size                                                        75,041
Weighted Average Seasoning                                            71 months
Weighted Average Term to Maturity                                    217 months


PRINCIPAL COLLECTIONS                                                 AUD
---------------------                                           ----------------
Scheduled Principal Payments                                       6,505,170.16
Unscheduled Principal Payments                                    35,471,059.07
Redraws                                                            5,335,295.01

Principal Collections                                             36,640,934.22

TOTAL AVAILABLE PRINCIPAL                                             AUD
-------------------------                                       ----------------
Principal Collections                                             36,640,934.22
Principal Charge Offs                                                      0.00
Principal Draw                                                             0.00

Total Available Principal                                         36,640,934.22

Principal Distributed                                             36,640,934.22
Principal Retained                                                         0.00

TOTAL AVAILABLE FUNDS                                                 AUD
---------------------                                           ----------------
Available Income                                                   8,701,276.34
Principal Draw                                                             0.00
Liquidity Draw                                                             0.00

Total Available Funds                                              8,701,276.34


REDRAW & LIQUIDITY FACILITIES                                         AUD
-----------------------------                                   ----------------
Redraw Shortfall                                                           0.00
Redraw Carryover Charge Offs                                               0.00

Liquidity Draw                                                             0.00
Liquidity Shortfall                                                        0.00


CPR
---
                                               FEB-03       MAR-03      APR-03
                              1 mth CPR        20.80%       21.10%      23.39%

ARREARS
-------
                              % of pool
                             (by balance)
31 - 59 days                    0.79%
60 - 89 days                    0.13%
90+ days                        0.13%
Defaults                         Nil
Losses                           Nil


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